Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Aug 31, 2002
Payment Date	Sep 16, 2002

Calculation of Interest Expense

Index (LIBOR)	1.780000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 16, 2002	Aug 15, 2002	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	77,446,052	18,800,000	24,500,000	17,800,000	7,900,000	14,835,355
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	1.950000%	2.100000%	2.200000%	2.430000%	2.780000%
Interest/Yield Payable on the Principal Balance	134,240	35,093	47,911	38,448	19,522
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	134,240	35,093	47,911	38,448	19,522
Interest/Yield Paid	134,240	35,093	47,911	38,448	19,522

Summary

Beginning Security Balance	77,446,052	18,800,000	24,500,000	17,800,000	7,900,000	14,835,355
Beginning Adjusted Balance	77,446,052	18,800,000	24,500,000	17,800,000	7,900,000
Principal Paid	9,033,480	0	0	0	0	35,355
Ending Security Balance	68,412,572	18,800,000	24,500,000	17,800,000	7,900,000	14,833,600
Ending Adjusted Balance	68,412,572	18,800,000	24,500,000	17,800,000	7,900,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	79,168,010	18,143,838	20,688,447	11,708,118	759,195
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					4,613,668
Ending OC Amount as Holdback Amount						9,736,877
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1690678	$0.6717712	$0.7056128	$0.7787725	$0.5292463
Principal Paid per $1000	$11.3771793	$0.0000000	$0.0000000	$0.0000000	$0.0000000